i:\dsfndlgl\admin\servplan.doc

                       THE JPM INSTITUTIONAL SERVICE FUNDS

                                  SERVICE PLAN

                                 APRIL __, 1997



         WHEREAS, The JPM Institutional Funds (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust has several particular "Service" series or funds, as set forth on Schedule A (each, a "Fund"), as it may be amended from time to time;

         WHEREAS, the Trust, on behalf of each Fund, desires to adopt a Service Plan and the Board of Trustees of the Trust has determined that there is a reasonable likelihood that adoption of this Service Plan (the "Plan") will benefit the Trust and its shareholders; and

         WHEREAS, the Trust, on behalf of each Fund, employs institutions (the "Service Organizations") to act as nominees and record holders of shares of each Fund for their respective customers who are or may become beneficial owners of such shares (the "Customers") and to perform certain account administration and other services with respect to the Customers pursuant to Service Agreements between the Trust, on behalf of each Fund, and such Service Organizations (the "Agreements").

         NOW, THEREFORE, the Trust, on behalf of each Fund, hereby adopts this Service Plan (the "Plan") on the following terms and conditions:

         1. (a) The Trust, on behalf of each Fund, is authorized to pay each Service Organization the monthly or quarterly administration fee specified in the Agreement with such Service Organization, which shall be equal on an annual basis to not more than .25 of 1% of the average daily net asset value of the shares of such Fund which are owned beneficially by the Customers of such Service Organization during such period.

               (b) The types of services and expenses for which a Service Organization may be compensated by a Fund under this Plan include, without limitation: (i) acting directly or through an agent as record holder and nominee of all shares of a Fund beneficially owned by Customers; (ii) assisting in establishing and maintaining individual accounts and records with respect to shares of a Fund owned by each Customer; (iii) assisting in receiving and transmitting funds representing the purchase price or redemption proceeds of such shares; and (iv) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law. No Fund may compensate a Service Organization for services provided with respect to another Fund.

         2. This Plan shall not take effect with respect to a Fund until it has been approved by a vote of at least a majority of the outstanding voting securities of such Fund.

         3. This Plan shall not take effect as to a Fund until the Plan, together with any related agreements, has been approved for such Fund by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "non-interested Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements.

         4. This Plan shall remain in effect until ________, 1998 and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

         5. The President, Vice President, Treasurer or any Assistant Treasurer of the Trust shall provide the Board of Trustees of the Trust and the Board shall review, at least quarterly, a written report of services performed by and fees paid to each Service Organization under the Agreements and this Plan.

         6. This Plan may be terminated as to a Fund at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Fund.

         7. This Plan may not be amended to increase materially the amount of compensation payable pursuant to paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in paragraph 2 hereof. No material amendment to the Plan shall be made unless approved in the manner provided in paragraph 3 hereof.

         8. While this Plan is in effect, the selection and nomination of the non-interested Trustees of the Trust shall be committed to the discretion of the non-interested Trustees.

         9. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 5 hereof for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

         IN WITNESS WHEREOF, the Trust, on behalf of each Fund, has executed this Service Plan as of the day and year first written above.


                           The JPM Institutional Funds


                        By_______________________________

SCHEDULE A

The JPM Institutional Service Prime Money Market Fund
The JPM Institutional Service Federal Money Market Fund
The JPM Institutional Service Tax Exempt Money Market Fund
The JPM Institutional Service Treasury Money Market Fund

                            FORM OF SERVICE AGREEMENT

[Date of Agreement]



[Name of Service Organization]
[Address]
[City, State, Zip]


RE:      The JPM Institutional Service Prime Money Market Fund
         The JPM Institutional Service Federal Money Market Fund
         The JPM Institutional Service Tax Exempt Money Market Fund
         The JPM Institutional Service Treasury Money Market Fund (the "Funds")

Gentlemen:

Each Fund is a series of The JPM Institutional Funds (the "Trust"), an open-end management investment company.

You are an institution (the "Service Organization") acting, either directly or through an agent, as nominee and record holder of shares of the Funds for your customers, who are or may become the beneficial owners of such shares (the "Customers"). You are willing to perform, and the Trust wishes to compensate you for, performing certain account administration and other services with respect to the Customers (the "Services"). Accordingly, the Service Organization and the Trust agree as follows.

         1. The Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform the following Services: (a) act directly or through an agent as record holder and fee should be characterized as "administration" nominee of all shares of the Funds beneficially owned by the Customers; (b) establish or assist in establishing and maintaining individual accounts and records with respect to shares of the Funds owned by each Customer;
(c) assist in receiving and transmitting funds representing the purchase price or redemption proceeds of such shares; and (d) provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law.

         2. The Service Organization shall furnish such office space, equipment, facilities and personnel as is necessary to perform its duties hereunder. The Service Organization shall bear all costs incurred by it in performing such duties.

         3. For the services provided and the expenses incurred by the Service Organization hereunder, the Trust on behalf of each Fund will pay to the Service Organization a monthly administration fee equal on an annual basis to .25 of 1% of the average daily net asset value of the shares of the Fund which are owned beneficially by Customers of the Service Organization during such period. However, if the total fees to be accrued by the Fund with respect to all Service Organizations under the Trust's Service Plan on any day with respect to shares of the Fund exceed the net income, exclusive of such fees, to be accrued by the Fund on such shares, the fee payable by the Fund to the Service Organization on such day will be reduced by an amount equal to the Service Organization's proportionate share of such excess, in order to avoid adversely affecting the net asset value per share.

         4.1 The Service Organization represents that, in processing Customer orders to purchase, redeem and exchange Shares, (i) it shall act solely as agent for the account of its Customer; (ii) each purchase or redemption of Shares shall be initiated solely upon the instruction and order of the Customer;

(iii) the Customer will have full beneficial ownership of any Shares purchased upon its authorization and order; and (iv) all transactions shall be for the account of the Customer and under no circumstances for the account of the Service Organization and shall be without recourse to the Service Organization. Under no circumstances will the Service Organization make any oral or written representations to the contrary.

         4.2 In performing its duties hereunder, the Service Organization will act in conformity with the then effective prospectus and statement of additional information of each Fund, the Investment Company Act of 1940 (the "1940 Act") and all other applicable federal and state laws, regulations and rulings and the constitution, by-laws and rules of any applicable self-regulatory organization. The Service Organization will assume sole responsibility for its compliance with applicable federal and state laws and regulations and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Morgan Guaranty Trust Company of New York or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Organization or any customer of the Service Organization concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Organization will perform its duties hereunder in a manner consistent with the customs and practices of other institutions that provide similar services.

        4.3 Representations and Warranties. The Service Organization represents, warrants and covenants to the Trust that

(a) its entering into and performing its obligations under this Agreement does not and will not violate (i) its charter documents or by-laws; (ii) any laws, rules or regulations (including Rule 206(4)-2 and rules of regulations or any self-regulatory organization); or (iii) any agreement to which it is a party; and

(b) it (i) is organized, chartered or holding an authorization certificate under and is in good standing under the laws of a state or of the United States, which authorizes the Service Organization to receive deposits, including a savings, share, certificate or deposit account, and which is regulated, supervised and examined for the protection of depositors by an official or agency of a state or the United States and is insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, or (ii) is a trust company or other institution that is authorized by federal or state law to exercise fiduciary powers of a type a national bank is permitted to exercise under the authority of the United States Comptroller of the Currency and is regulated, supervised and examined by an official or agency of a state or the United States; or

(c) it is registered with the Securities and Exchange Commission and with any applicable state authority and in good standing, and will during the term of this Agreement remain in good standing, as a broker dealer or transfer agent; and

(d) it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Morgan Guaranty Trust Company of New York, which requirement shall survive the term of this Agreement.

         4.4 In addition to the foregoing, with respect to the purchase, redemption or exchange of Fund shares for Customer accounts with respect to which the Service Organization is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Organization is a fiduciary or party in interest, the Service Organization represents that the purchase, redemption or exchange of such shares, and the Service Organization's receipt of the relevant fee described in paragraph 3 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements.

         4.5 The Service Organization agrees that the Trust shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Organization to determine whether such request is genuine or authorized by the Customer of the Service Organization. The Trust shall be entitled to rely conclusively on any purchase or redemption request communicated to it by the Service Organization and shall have no liability whatsoever for any losses, claims or damages to or against the Service
Organization or any Customer resulting from a failure of the Service Organization to transmit any such request, or from any errors contained in any request.

         4.6 The Service Organization agrees that the Trust and its agents shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Organization (i) to determine whether such request is genuine or authorized by the Customer of the Service Organization or
(ii) to determine the suitability of the selected Fund for such Customer. The Trust and its agents shall be entitled to rely conclusively on any purchase or redemption request communicated to it by the Service Organization and shall have no liability whatsoever for any losses, claims or damages to or against the Service Organization or any Customer resulting from a failure of the Service Organization to transmit any such request, or from any errors contained in any request.

         5. The Service Organization hereby represents that the payment of the fee hereunder will (a) be fully disclosed by the Service Organization to its Customers, (b) be duly authorized by its Customers and (c) not cause the aggregate fees paid by its customers to the Service Organization to be excessive.

         6.1 This Agreement shall continue in effect until ______ __, and shall continue in effect from year to year thereafter only if it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the related Service Plan, this Agreement or any related agreements (the "Independent Trustees") cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, on not less than 60 days' notice to the Service Organization and without the payment of any penalty, by vote of a majority of the Independent Trustees or, with respect to a Fund, by vote of a majority of the outstanding voting securities of the Fund. This Agreement may also be terminated by the Service Organization at any time on 60 days' notice to the Trust and will terminate automatically in the event of its assignment. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement. The terms "majority of the outstanding voting securities" and "assignment" shall have the meanings given to them in the 1940 Act. Any notice furnished hereunder shall be in writing and shall be mailed or delivered to the other party at its address set forth above.

         6.2 The Trust and the Service Organization each agree to hold each other, and each of the respective persons who control (within the meaning of the word "control" as defined in Section 2(a)(9) of the 1940 Act), the Trust or the Service Organization harmless from and against all claims, demands, proceedings, suits, and actions and all liabilities, losses, expenses, and costs (including any legal fees and expenses) relating to either party's defense or any failure, for any reason, fraudulent or otherwise, by either party or their employees or customers, as the case may be, to comply with any obligations under this Agreement or any other agreement executed and delivered to either party in connection with the performance of the Services hereunder, except for any act or failure to act which is the result of gross negligence on the part of any such employee or customer of either party.

         7. The Service Organization should be deemed an independent contractor and not an agent of the Trust for all purposes hereunder and shall have no authority to act for or represent the Trust. In addition, no officer or employee of the Service Organization should be deemed to be an employee or agent of the Trust or J.P. Morgan & Co. Incorporated or any affiliate thereof ("Morgan") and will not be subject, in any respect, to the supervision of Morgan. The Service Organization will not act as an "underwriter" or "distributor" of shares as those terms variously are used in the 1940 Act, the Securities Act of 1933, and rules and regulations promulgated thereunder.

         8. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Trust and its assets. No Fund of the Trust shall be liable for the obligations of any other Fund hereunder.

         9. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of New York (except with respect to paragraph 8, which will be governed by the laws of Massachusetts) and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.


                    Very truly yours,



                    THE JPM INSTITUTIONAL FUNDS on behalf of its series

                    THE JPM INSTITUTIONAL SERVICE PRIME MONEY MARKET FUND
                    THE JPM INSTITUTIONAL SERVICE FEDERAL MONEY MARKET FUND THE JPM INSTITUTIONAL SERVICE TAX EXEMPT MONEY MARKET FUND THE JPM INSTITUTIONAL SERVICE TREASURY MONEY MARKET FUND


                    By:  ____________________________________
                         [Authorized Officer]


                    ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN.

                    [NAME OF SERVICE ORGANIZATION]


                    By:  ____________________________________
                         [Authorized Officer]